KRAMER LEVIN NAFTALIS & FRANKEL LLP
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                                                         FAX  (33-1) 44 09 46 01






                                                              September 22, 2004


Old Mutual Advisor Funds
4643 South Ulster Street, Suite 600
Denver, Colorado 80237

                  Re:      Old Mutual Advisor Funds

Ladies and Gentlemen:

         We have acted as counsel to Old Mutual Advisor Funds (the "Trust"), a statutory trust formed under the Delaware Statutory Trust Act in connection with the issuance of an infinite number of Class A shares of beneficial interest, par value $0.001 per share (the "Class A Shares"), Class C shares of beneficial interest, par value $0.001 per share (the "Class C Shares"), and Institutional Class shares of beneficial interest, par value $0.001 per share (the "Institutional Class Shares" and, together with the Class A Shares and the Class C Shares, the "Shares") of each of the OM Asset Allocation Conservative Portfolio, OM Asset Allocation Balanced Portfolio, OM Asset Allocation Moderate Growth Portfolio and OM Asset Allocation Growth Portfolio of the Trust (collectively, the "Funds"). We understand that you will rely upon our opinion in connection with the filing of an amendment to the Registration Statement on Form N-1A (File Nos. 333-116057, 811-21587) (the "Registration Statement"), filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to matters covered in this opinion.

         In connection with our giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) each prospectus for the Funds, which is contained in the Registration Statement, substantially in the form in which it is to become effective (each, a "Prospectus"); (ii) the Agreement and Declaration of Trust of the Trust, as currently in effect (the "Declaration of Trust"); (iii) the By-Laws of the Trust, as currently in effect; (iv) the Distribution Agreement between the Trust and Old Mutual Investment Partners, as currently in effect (the "Distribution Agreement"); (v) the Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware on May 26, 2004; (vi) a certificate from the Secretary of State of the State of Delaware dated September 22, 2004, certifying that the Trust is in good standing under the laws of the State of Delaware, and (vii) a Certificate of the Secretary of the Trust dated September 22, 2004 with respect to certain resolutions and actions approved by the Board of Trustees of the Trust. We have also considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

         We have also assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures, (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us, (iii) that any resolutions and action items provided have been duly adopted by the Trustees,
(iv) that the Distribution Agreement will be executed by the parties thereto and will be enforceable in accordance with the terms thereof, and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.

         We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States. As to matters involving Delaware law, with your permission, we have relied solely upon an opinion of Ballard Spahr Andrews & Ingersoll, LLP, Delaware counsel to the Trust, a copy of which is attached hereto, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference.

         Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

                  1. The Trust is a statutory trust duly formed and in good standing under the laws of the State of Delaware; and

                  2. The Shares have been duly authorized for issuance and, when the Shares have been issued pursuant to the terms, provisions and conditions of the Declaration of Trust and the applicable Prospectus and delivered against payment therefor as provided in the Distribution Agreement, the Shares will be validly issued, fully paid and non-assessable.

         Both the Delaware Statutory Trust Act and the Declaration of Trust provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Declaration of Trust also provides for indemnification out of property of a fund for all loss and expense of any shareholder held personally liable for the obligations of that fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

         This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or statements of fact which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

         Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A.


                                          Very truly yours,

                                         /s/ Kramer Levin Naftalis & Frankel LLP

             [LETTERHEAD OF BALLARD SPAHR ANDREWS & Ingersoll, LLP]






                                                              September 22, 2004


Kramer Levin Naftalis & Frankel, LLP
919 Third Avenue
New York, NY 10022
                  Re:      Old Mutual Advisor Funds

Ladies and Gentlemen:

                  We have acted as Delaware counsel to Old Mutual Advisor Funds (the "Trust"), a statutory trust formed under the Delaware Statutory Trust Act, in connection with the issuance of an infinite number of Class A shares of beneficial interest, par value $0.001 per share (the "Class A Shares"), Class C shares of beneficial interest, par value $0.001 per share (the "Class C Shares"), and Institutional Class shares of beneficial interest, par value $0.001 per share (the "Institutional Class Shares" and, together with the Class A Shares and the Class C Shares, the "Shares") of each of the OM Asset Allocation Conservative Portfolio, OM Asset Allocation Balanced Portfolio, OM Asset Allocation Moderate Growth Portfolio and OM Asset Allocation Growth Portfolio of the Trust (collectively, the "Funds"). We understand that you will rely upon our opinion in giving your opinion in connection with the filing of an amendment to the Registration Statement on Form N-1A (File Nos. 333-116057, 811-21587) (the "Registration Statement"), filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to matters covered in this opinion.

                  In connection with our giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
(i) each prospectus for the Funds, which is contained in the Registration Statement, substantially in the form in which it is to become effective (each, a "Prospectus"); (ii) the Agreement and Declaration of Trust of the Trust, as currently in effect (the "Declaration of Trust"); (iii) the By-Laws of the Trust, as currently in effect; (iv) the Distribution Agreement between the Trust and Old Mutual Investment Partners, as currently in effect (the "Distribution Agreement"); (v) the Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware on May 26, 2004; (vi) a certificate from the Secretary of State of the State of Delaware dated September 22, 2004, certifying that the Trust is in good standing under the laws of the State of Delaware, and (vii) a Certificate of the Secretary of the Trust dated September 22, 2004 with respect to certain resolutions and actions approved by the Board of Trustees of the Trust. We have also considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

                  We have also assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures, (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us, (iii) that any resolutions and action items provided have been duly adopted by the Trustees,
(iv) that the Distribution Agreement will be executed by the parties thereto and will be enforceable in accordance with the terms thereof, and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.

                  Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

                           1. The Trust is a statutory trust duly formed and in good standing under the laws of the State of Delaware; and

                           2. The Shares have been duly authorized for issuance and, when the Shares have been issued pursuant to the terms, provisions and conditions of the Declaration of Trust and the applicable Prospectus and delivered against payment therefor as provided in the Distribution Agreement, the Shares will be validly issued, fully paid and non-assessable.

                  We express no opinion concerning the laws of any jurisdiction other than the Delaware Statutory Trust Act.

                  Both the Delaware Statutory Trust Act and the Declaration of Trust provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Declaration of Trust also provides for indemnification out of property of a fund for all loss and expense of any shareholder held personally liable for the obligations of that fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

We understand that you will rely on this opinion solely in connection with your opinion to be filed with the Securities and Exchange Commission as an exhibit to the Regisrtation Statement. We hereby consent to such use of this opinion and we also consent to the filing of said opinion with the Securities and Exchange Commission. In so consenting, we do not thereby admit to be within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP